Exhibit 99.1

SailPoint Announces Strong Fiscal Fourth Quarter and Full Year 2025 Financial Results
•Grew ARR 29% year-over-year to $877 million
•Expanded SaaS ARR 39% year-over-year to $540 million
•Finished the year with an ~80% year-over-year increase in the number of customers with more than $1 million of ARR

AUSTIN, Texas--March 26, 2025—SailPoint, Inc. (Nasdaq: SAIL), a leader in enterprise identity security, today announced financial results for its fiscal fourth quarter and full year, ended January 31, 2025.
“We are very pleased to report our strong fourth quarter and full year 2025 results where our continued pursuit of efficient growth at scale drove a year of greater than ‘rule of 40’ performance. Our relentless focus on innovation and execution enables us to capitalize on the growing market opportunity to help enterprises as they struggle to manage, govern and secure their vast identity landscape,” said Mark McClain, SailPoint Founder and CEO.
“Identity security is increasingly recognized as a strategic enterprise security imperative today. CIOs and CISOs now realize the criticality of a unified, intelligent, and powerful identity security platform that is designed to handle enterprise-class scale, complexity, and velocity of change in fine-grained access needs. This becomes even more important with the rise of AI agents,” McClain continued. “We believe SailPoint’s ability to serve as a central control plane for securing all enterprise identities makes us the ideal partner to solve these critical business challenges for enterprises worldwide.”
Fiscal 2025 Fourth Quarter Financial Highlights
•Annual Recurring Revenue (ARR): Total ARR was $877 million, an increase of 29% year-over-year. SaaS ARR was $540 million, an increase of 39% year-over-year.
•Revenue: Total revenue was $240 million, an increase of 18% year-over-year. Subscription revenue was $224 million, an increase of 22% year-over-year.
•Operating Income (Loss): GAAP operating loss was $30 million, or (12.6)% of revenue, compared to $65 million, or (32.2)% of revenue in fiscal Q4 2024. Adjusted income from operations was $46 million, or 19.0% of revenue, compared to $28 million, or 13.7% of revenue in fiscal Q4 2024.

Fiscal Full Year 2025 Financial Highlights
•Annual Recurring Revenue: Total ARR was $877 million, an increase of 29% year-over-year. SaaS ARR was $540 million, an increase of 39% year-over-year.
•Revenue: Total revenue was $862 million, an increase of 23% year-over-year. Subscription revenue was $794 million, an increase of 27% year-over-year.
•Operating Income (Loss): GAAP operating loss was $189 million, or (21.9)% of revenue, compared to $333 million, or (47.6)% of revenue in FY 2024. Adjusted income from operations was $133 million, or 15.4% of revenue, compared to $54 million, or 7.8% of revenue in FY 2024.

Financial Outlook
For the first quarter of fiscal 2026, SailPoint expects:
•Total ARR: In the range of $896 to $900 million, representing 26% to 27% year-over-year growth.
•Total Revenue: In the range of $224 to $226 million, representing 19% to 20% year-over-year growth.

•Adjusted Income from Operations: In the range of $14 to $15 million, representing adjusted operating margin of 6.2% to 6.7%.
•Adjusted EPS: In the range of ($0.02) to $0.00 per diluted share.

For the fiscal full year 2026, SailPoint expects:
•Total ARR: In the range of $1,075 to $1,085 million, representing 23% to 24% year-over-year growth.
•Total Revenue: In the range of $1,025 to $1,035 million, representing 19% to 20% year-over-year growth.
•Adjusted Income from Operations: In the range of $151 to $156 million, representing adjusted operating margin of 14.6% to 15.2%.
•Adjusted EPS: In the range of $0.14 to $0.18 per diluted share.
These statements regarding SailPoint’s expectations of its financial outlook are forward-looking and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause SailPoint’s actual results to differ materially from these forward-looking statements.
All of SailPoint’s forward-looking non-GAAP financial measures exclude estimates for stock-based compensation expense and amortization of acquired intangibles as well as acquisition related costs and severance of certain key executives, if applicable. SailPoint has not reconciled its expectations as to adjusted income (loss) from operations and adjusted EPS to their most directly comparable GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amount of the excluded stock-based compensation expense will have a significant impact on SailPoint’s GAAP income (loss) from operations and GAAP net income (loss) per basic and diluted common share. Accordingly, reconciliations of our forward-looking adjusted income (loss) from operations and adjusted EPS are not available without unreasonable effort.
Investor Conference Call and Webcast
SailPoint will host a conference call today at 8:30 a.m. Eastern Time to discuss the results and outlook. A live webcast of the conference call and a presentation regarding SailPoint’s fiscal fourth quarter and full year 2025 financial results will be available on SailPoint’s website at https://investors.sailpoint.com.
An audio replay of the conference call will be available on the investor relations website for one year.
About SailPoint
SailPoint, Inc. (Nasdaq: SAIL) equips the modern enterprise to seamlessly manage and secure access to applications and data through the lens of identity – at speed and scale. As a category leader, we continuously reinvent identity security as the foundation of the secure enterprise. SailPoint delivers a unified, intelligent, extensible platform built to defend against today’s dynamic, identity-centric cyber threats while enhancing productivity and efficiency. SailPoint helps many of the world’s most complex, sophisticated enterprises create a secure technology ecosystem that fuels business transformation.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding of past performance, including the following:

Adjusted income from operations, which we define as income (loss) from operations excluding equity-based compensation expense, amortization of acquired intangible assets which includes impairment charges, impairment of intangible assets, acquisition-related expenses, benefit from amortization related to acquired contract acquisition costs, Thoma Bravo monitoring fees (which are annual service fees for consultation and advice related to corporate strategy, budgeting of future corporate investments, acquisition and divestiture strategies, and debt and equity financings pursuant to an advisory services agreement that was terminated upon the consummation of our initial public offering), and restructuring expenses.

Adjusted operating margin, which we define as adjusted income from operations as a percentage of revenue.

Adjusted EPS (or non-GAAP net income (loss) available to common stockholders per basic and diluted share), which we define as adjusted net income (loss) divided by the weighted average outstanding common shares. We calculate adjusted net income (loss) as net income (loss) on a GAAP basis excluding equity-based compensation expense, amortization of acquired intangible assets which includes impairment charges, impairment of intangible assets, acquisition-related expenses, benefit from amortization related to acquired contract acquisition costs, and Thoma Bravo monitoring fees. Adjusted net income (loss) is adjusted for the effect of income taxes associated with such adjustments.

Our non-GAAP financial measures exclude items that neither relate to our ordinary course of business nor reflect our underlying business performance, such as equity-based compensation, the amortization of acquired intangible assets, and acquisition-related expenses. We believe these adjustments enable management and investors to compare our underlying business performance from period-to-period and provide investors with additional means to evaluate cost and expense trends. We also believe these adjustments enhance comparability of our financial performance against those of other technology companies. Accordingly, our management believes the presentation of our non-GAAP financial measures provides useful information to investors regarding our financial condition and results of operations. In addition, SailPoint’s management uses adjusted income (loss) from operations for budgeting and planning purposes, including with respect to its corporate bonus plan.

Our non-GAAP financial measures are adjusted for the following factors, among others:
Equity-based compensation expense. We believe that the exclusion of equity-based compensation expense is appropriate because it eliminates the impact of equity-based compensation costs that are based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly due to factors that are unrelated to our core operating performance and that can be outside of our control. Although we exclude equity-based compensation expenses from our non-GAAP measures, equity compensation has been, and will continue to be, an important part of our future compensation strategy and a significant component of our future expenses and may increase in future periods.
Amortization of acquired intangible assets. We exclude amortization charges for our acquisition-related intangible assets and impairment of intangible assets for purposes of calculating certain non-GAAP measures to eliminate the impact of these non-cash charges and provide for a more meaningful comparison between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over the useful life, which can be several years after the acquisition.
Acquisition related costs. We believe that the exclusion of acquisition-related expenses is appropriate as they represent items that management believes are not indicative of our ongoing operating performance. These expenses are primarily composed of legal, accounting, and professional fees incurred that are not capitalizable and that are included within general and administrative expenses.
Amortization related to acquired contract acquisition costs. On August 16, 2022, our predecessor was acquired in an all-cash take-private transaction by Thoma Bravo (the “Take-Private Transaction”). In accordance with GAAP reporting requirements, we have written off our contract acquisition costs at the time of the Take-Private Transaction. Therefore, GAAP commissions expense related to contract acquisition costs after the Take-Private Transaction do not reflect the commissions expense that would have been reported if the contract acquisition costs were not written off. Accordingly, we believe that presenting the approximate amount of acquisition-related commission expenses (so that the full amount of commission expense is included) provides a more appropriate representation of commission expense in a given period and, therefore, provides readers of our financial statements with a more consistent basis for comparison across accounting periods.

SailPoint’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry because they may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. SailPoint urges you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.
Definitions of Certain Key Business and Other Metrics
Annual Recurring Revenue. We define ARR as the annualized value of SaaS, maintenance, term subscription, and other subscription contracts as of the measurement date. To the extent that we are actively negotiating a renewal or new agreement with a customer after the expiration of a contract, we continue to include that contract’s annualized value in ARR until the customer notifies us that it is not renewing its contract. We calculate ARR by dividing the active contract value by the number of days of the contract and then multiplying by 365. ARR should be viewed independently of revenue, as ARR is an operating metric and is not intended to be combined with or to replace revenue. ARR is not a forecast of future revenue, which can be impacted by ASC 606 allocations, and ARR does not consider other sources of revenue that are not recurring in nature. ARR does not have a standardized meaning and is not necessarily comparable to similarly titled measures presented by other companies.
SaaS Annual Recurring Revenue. We define SaaS ARR as the annualized value of SaaS contracts as of the measurement date. To the extent that we are actively negotiating a renewal or new agreement with a customer after the expiration of a contract, we continue to include that contract’s annualized value in SaaS ARR until the customer notifies us that it is not renewing its contract. We calculate SaaS ARR by dividing the active SaaS contract value by the number of days of the contract and then multiplying by 365. SaaS ARR should be viewed independently of subscription revenue as SaaS ARR is an operating metric and is not intended to be combined with or replace subscription revenue. SaaS ARR is not a forecast of future subscription revenue, which can be impacted by ASC 606 allocations and renewal rates and does not consider other sources of revenue that are not recurring in nature. SaaS ARR does not have a standardized meaning and is not necessarily comparable to similarly titled measures presented by other companies.
Subscription Revenue. The majority of our revenue relates to subscription revenue which consists of (i) fees for access to, and related support for, the SaaS offerings, (ii) fees for term subscriptions, (iii) fees for ongoing maintenance and support of perpetual license solutions, and (iv) other subscription services such as cloud managed services, and certain professional services. Term subscriptions include the term licenses and ongoing maintenance and support. Maintenance and support agreements consist of fees for providing software updates on a when and if available basis and for providing technical support for software products for a specified term.
Subscription revenue, including support for term licenses, is recognized ratably over the term of the applicable agreement. Revenue related to term subscription performance obligations, excluding support for term subscriptions, is recognized upfront at the point in time when the customer has taken control of the software license.
The Rule of 40. The Rule of 40 is a common SaaS industry metric used to evaluate the performance of SaaS providers by assessing a company’s balance between growth and profitability and postulates that a SaaS company’s revenue growth rate and profit margin should equal or exceed 40%. A total of above 40% is thought to indicate a healthy combination of expansion and financial stability. For SailPoint, the Rule of 40 is computed by adding the year-over-year ARR growth rate with our adjusted operating margin.
Explanatory Note Regarding Our Corporate Conversion
Prior to February 12, 2025, we were a Delaware limited partnership named SailPoint Parent, LP. On February 12, 2025, in connection with our initial public offering, SailPoint Parent, LP converted into a Delaware corporation pursuant to a statutory conversion and changed its name to SailPoint, Inc. References to “SailPoint,” “we, and “our” (i) for periods prior to such corporate conversion are to SailPoint Parent, LP and where appropriate, its consolidated subsidiaries and (ii) for periods after such corporate conversion are to SailPoint, Inc. and where appropriate, its consolidated subsidiaries.
Forward-Looking Statements
This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and our expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” or “continue” or the negative of these words or other similar terms or expressions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions, and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.
Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: our ability to sustain historical growth rates; our ability to attract and retain customers; our ability to deepen our relationships with existing customers; the growth in the market for identity security solutions; our ability to maintain success relationships with each of our partners; the length and unpredictable nature of our sales cycle; our ability to compete successfully against current and future competitors; the increasing complexity of our operations; our ability to maintain and enhance our brand or reputation as an industry leader and innovator; unfavorable conditions in our industry or the global economy; our estimated market opportunity and forecasts of our market and market growth may prove to be inaccurate; our ability to hire, train and motivate our personnel; our ability to maintain our corporate culture; our ability to successfully introduce, use, and integrate artificial intelligence (AI) with our solutions; breaches in our security, cyber attacks, or other cyber risks; interruptions, outages, or other disruptions affecting the delivery of our SaaS solution or any of the third-party cloud-based systems that we use in our operations; our ability to adapt and respond to rapidly changing technology, industry standards, regulations, or customer needs, requirements, or preferences; real or perceived errors, failures, or disruptions in our platform or solutions; the ability of our platform and solutions to effectively interoperate with our customers’ existing or future IT infrastructures; and our ability to comply with our privacy policy or related legal or regulatory requirements. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our upcoming Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or made during the above referenced conference call. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.
Any forward-looking statement made in this press release or during the above referenced conference call speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor Relations Contact
Scott Schmitz, SVP IR
ir@sailpoint.com

Media Relations Contact

Samantha Person, Senior Manager, Corporate Communications
Samantha.person@sailpoint.com

SAILPOINT PARENT, LP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	(Unaudited)		(Audited)
	Three months ended January 31,		Twelve months ended January 31,
	2025	2024	2025	2024
Revenue
Subscription	$224,379	$184,288	$793,919	$622,830
Perpetual licenses	40	742	400	5,842
Services and other	15,702	17,677	67,292	70,900
Total revenue	240,121	202,707	861,611	699,572
Cost of revenue
Subscription	62,407	54,817	236,581	205,053
Perpetual licenses	33	164	154	2,227
Services and other	17,909	17,991	68,998	69,355
Total cost of revenue	80,349	72,972	305,733	276,635
Gross profit	159,772	129,735	555,878	422,937
Operating expenses
Research and development	45,456	45,933	169,730	180,778
Sales and marketing	116,865	122,837	466,903	461,187
General and administrative	27,665	26,193	107,979	113,701
Total operating expenses	189,986	194,963	744,612	755,666
Loss from operations	(30,214)	(65,228)	(188,734)	(332,729)
Other income (expense), net
Interest income	543	2,627	4,158	10,658
Interest expense	(46,527)	(47,569)	(186,652)	(187,059)
Other income (expense), net	(2,202)	(884)	(5,401)	(3,219)
Total other income (expense), net	(48,186)	(45,826)	(187,895)	(179,620)
Loss before income taxes	(78,400)	(111,054)	(376,629)	(512,349)
Income tax benefit (expense)	(1,704)	23,791	60,799	116,982
Net loss	$(80,104)	$(87,263)	$(315,830)	$(395,367)
Class A yield	(292,110)	(152,197)	(764,549)	(583,672)
Net loss attributable to Class B unitholders	(372,214)	(239,460)	(1,080,379)	(979,039)
Loss per unit attributable to Class B unitholders - basic and diluted	$(4.29)	$(2.93)	$(12.91)	$(12.13)
Weighted average Class B Units outstanding - basic and diluted	86,781	81,651	83,716	80,746

SAILPOINT PARENT, LP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except units)

	January 31, 2025	January 31, 2024

Assets
Current assets
Cash and cash equivalents	$121,293	$211,647
Accounts receivable, net of allowance	254,050	213,307
Contract acquisition costs	32,834	18,668
Contract assets, net of allowance	58,335	51,703
Prepayments and other current assets	45,870	35,752
Total current assets	512,382	531,077
Property and equipment, net	22,879	16,332
Contract acquisition costs, non-current	94,270	61,657
Contract assets, non-current, net of allowance	33,788	28,717
Other non-current assets	36,206	33,219
Goodwill	5,151,668	5,138,855
Intangible assets, net	1,560,723	1,779,875
Total assets	$7,411,916	$7,589,732
Liabilities, redeemable convertible units and partners' deficit
Current liabilities
Accounts payable	$3,515	$8,820
Accrued expenses and other liabilities	158,135	117,570
Deferred revenue	413,043	335,465
Total current liabilities	574,693	461,855
Deferred tax liabilities, non-current	136,528	206,464
Other long-term liabilities	32,128	24,954
Deferred revenue, non-current	36,399	36,575
Long-term debt, net	1,024,467	1,562,215
Total liabilities	1,804,215	2,292,063
Commitments and contingencies
Redeemable convertible units, no par value, unlimited units authorized, 499,052,847 and 454,618,712 units issued and outstanding as of January 31, 2025 and 2024, respectively; aggregate liquidation preference of $8,100,352 and $6,861,381 as of January 31, 2025 and 2024, respectively	11,196,141	5,838,864
Partners' deficit
Additional paid in capital	—	37,431
Accumulated deficit	(5,588,440)	(578,626)
Total partners' deficit	(5,588,440)	(541,195)
Total liabilities, redeemable convertible units and partners' deficit	$7,411,916	$7,589,732

SAILPOINT PARENT, LP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year ended January 31,
	2025	2024
Cash flows from operating activities
Net loss	$(315,830)	$(395,367)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	237,248	263,638
Amortization and write-off of debt discount and issuance costs	12,685	4,152
Amortization of contract acquisition costs	24,899	11,519
(Gain) loss on disposal of property and equipment	—	36
Provision for credit losses	2,534	1,662
Equity-based compensation expense	31,714	37,469
Deferred taxes	(71,209)	(124,919)
Net changes in operating assets and liabilities, net of business acquisitions
Accounts receivable	(41,653)	(57,397)
Contract acquisition costs	(71,678)	(61,716)
Contract assets	(11,730)	(21,139)
Prepayments and other current assets	(13,744)	(594)
Other non-current assets	6,006	(87)
Operating leases, net	293	335
Accounts payable	(5,346)	4,232
Accrued expenses and other liabilities	36,565	22,634
Deferred revenue	72,855	65,188
Net cash used in operating activities	(106,391)	(250,354)
Cash flows from investing activities
Purchase of property and equipment	(5,362)	(2,577)
Proceeds from sale of property and equipment	14	31
Capitalized software development costs	(8,219)	—
Purchase of intangible assets	—	(1,900)
Business acquisitions, net of cash acquired	(15,377)	(8,218)
Net cash used in investing activities	(28,944)	(12,664)
Cash flows from financing activities
Proceeds from issuance of units	600,321	51,743
Proceeds from revolving line of credit	25,000	—
Repayments to revolving line of credit	(25,000)	—
Repayment of term loan	(550,000)	—
Payments of deferred offering costs	(2,892)	—
Repurchase of units	(6,172)	(1,311)
Net cash provided by financing activities	41,257	50,432
Net change in cash, cash equivalents and restricted cash	(94,078)	(212,586)
Cash, cash equivalents and restricted cash, beginning of period	218,468	431,054
Cash, cash equivalents and restricted cash, end of period	$124,390	$218,468

SAILPOINT PARENT, LP AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except percentages)
(Unaudited)

	Three months ended January 31,		Twelve months ended January 31,
	2025	2024	2025	2024

GAAP gross profit	$159,772	$129,735	$555,878	$422,937
GAAP gross profit margin	66.5%	64.0%	64.5%	60.5%
Equity-based compensation expense	3,797	2,782	13,771	12,447
Amortization of acquired intangible assets	25,896	25,819	103,483	102,967
Acquisition-related expenses and Thoma Bravo monitoring fees	—	58	—	58
Restructuring	—	6	—	94
Adjusted gross profit	$189,465	$158,400	$673,132	$538,503
Adjusted gross profit margin	78.9%	78.1%	78.1%	77.0%

	Three months ended January 31,		Twelve months ended January 31,
	2025	2024	2025	2024

GAAP subscription gross profit	$161,972	$129,471	$557,338	$417,777
GAAP subscription gross profit margin	72.2%	70.3%	70.2%	67.1%
Equity-based compensation expense	1,999	1,391	7,119	6,675
Amortization of acquired intangible assets	25,863	25,666	103,329	100,820
Acquisition-related expenses and Thoma Bravo monitoring fees	—	58	—	58
Restructuring	—	6	—	85
Adjusted subscription gross profit	$189,834	$156,592	$667,786	$525,415
Adjusted subscription gross profit margin	84.6%	85.0%	84.1%	84.4%

	Three months ended January 31,		Twelve months ended January 31,
	2025	2024	2025	2024

GAAP income (loss) from operations	$(30,214)	$(65,228)	$(188,734)	$(332,729)
GAAP income (loss) from operations margin	(12.6)%	(32.2)%	(21.9)%	(47.6)%
Equity-based compensation expense	27,375	30,588	99,569	134,819
Amortization of acquired intangible assets	49,609	64,345	230,308	257,029
Amortization of acquired contract acquisition costs	(6,027)	(6,921)	(25,682)	(28,461)
Acquisition-related expenses and Thoma Bravo monitoring fees	4,893	5,042	17,283	20,051
Restructuring	—	(18)	—	3,541
Adjusted income (loss) from operations	$45,636	$27,808	$132,744	$54,250
Adjusted operating margin	19.0%	13.7%	15.4%	7.8%